EXHIBIT 99.1

Level 5 Beverage Company, Inc., a Minerco Resources, Inc. Company, Announces RISETM and COFFEE BOOSTTM Are Now Available in Stores in Southern California

Nashua, NH, September 17, 2013: Minerco Resources, Inc. (OTCQB: MINE) (the “Company”), a progressive developer, producer and provider of worldwide commodities solutions, and Level 5 Beverage Company, Inc. (“Level 5”), the company’s subsidiary, announced today that RISETM and COFFEE BOOSTTM are available in select stores in Southern California.

A dynamic / evolving list of stores where RISETM and COFFEE BOOSTTM can be found will be available on the brands’ websites (updated daily) at:

http://www.level5energy.com
http://www.drinkcoffeeboost.com

Level 5’s regional distributor, Avanzar Sales and Distribution, LLC. (“Avanzar”), will continue to add stores retailing the LEVEL 5TM product line over the coming days, weeks and months.

LEVEL 5TM products will be available online through Amazon.com starting in October, 2013.

RISETM – The Coffee Drinkers’ Choice – is a great tasting blend of Sumatra coffee, ingenuity, functional vitamins and low in calories. COFFEE BOOSTTM can be taken “straight up” or added to coffee for an all-natural, healthy alternative to synthetic flavored creamers and powders. Both products target health conscience consumers focused on great taste, targeted functionality, low calories, and all-natural ingredients.

Follow the LEVEL 5TM brands on Facebook for up-to-date information:

http://www.facebook.com/Level5Beverage
http://www.facebook.com/CoffeeBoost

As previously released, Power Brands Consulting, LLC (“Power Brands”) guided Level 5 though the formulation of RISETM and COFFEE BOOSTTM, helped design the label and brand and is actively managing the branding, production, marketing, sales and distribution for the new LEVEL 5TM healthy and functional product lineup. RISETM, the company’s flagship product, and COFFEE BOOSTTM, the company’s initial 2nd generation product, are currently being distributed to select stores in Southern California by Avanzar.

Darin Ezra, the President of the Power Brands said, "After much anticipation, LEVEL 5TM  coffee flavored energy shots are now available in stores in Los Angeles. Congratulations Level 5 team on great execution in development, design, production and now launch of your amazing new brand."

John Powers, the CEO of the company said, "The role out the LEVEL 5TM brand, specifically RISETM and COFFEE BOOSTTM, has started. Yesterday, Avanzar started placing our products in select stores and will be adding stores daily in the coming weeks and months. We will update shareholders and consumers about available locations through our LEVEL 5TM websites and Facebook pages on a regular basis. We are very proud of our LEVEL 5TM products, and we value any and all feedback from shareholders and consumers about our products. Let us know what you think about the LEVEL 5TM brand.”

Please contact:                                Minerco Resources, Inc.
info@minercoresources.com
John Powers, 603-732-6948

Public Disclosure

Details of the Company’s business, finances and agreements can be found as part of the Company’s continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, please visit: www.minercoresources.com.

The above statements have not been evaluated by the Food and Drug Administration (FDA). This product is not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.